Exhibit 3.1

ARTICLES OF RESTATEMENT

OF

SKYLINE CORPORATION

Skyline Corporation, an Indiana corporation (the “Corporation”), organized and existing pursuant to the Indiana Business Corporation Law, as amended (the “IBCL”), desiring to give notice of corporate action effectuating the amendment and restatement of the Corporation’s articles of incorporation, does hereby certify as follows:

ARTICLE I

Amendment and Restatement

Section 1. Name and Name Change. The name of the Corporation is “Skyline Corporation.” The amended name of the Corporation following effectiveness of this Restatement shall be “Skyline Champion Corporation”.

Section 2. Date of Filing of Articles of Incorporation. The Corporation’s articles of incorporation were originally filed with the Indiana Secretary of State on May 29, 1959.

Section 3. Restatement of Articles of Incorporation. The Corporation’s articles of incorporation are hereby amended and restated in their entirety in the form of the exact text attached hereto as Exhibit A.

Section 4. Effective Time. The effective time of the amendment and restatement hereby effected shall be immediately upon the later of (i) 12:01 a.m. on June 1, 2018, or (ii) date and time at which these Articles of Restatement are filed with the Indiana Secretary of State.

Section 5. Manner of Adoption. The amendment and restatement was duly adopted by the board of directors of the Corporation at a special meeting, duly called for such purpose, on January 4, 2018 and the amendments contained in the restatement requiring shareholder approval were duly approved at a duly called special meeting of the shareholders of the Corporation held May 29, 2018, as follows:

Designation	Shares Outstanding and Number of Votes	Votes Present	Votes Cast in Favor
Common Stock, par value $0.0277 per share	8,391,244	7,150,036	6,999,546

The number of votes cast in favor of each amendment by the shareholders was sufficient for approval by the shareholders.

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Section 6. Legal Compliance. The manner of adoption of this amendment and restatement constitutes full legal compliance with the IBCL.

The undersigned, being the Vice President of the Corporation, executes these articles of restatement and verifies, subject to penalties for perjury, that the statements contained herein are true this 30th day of May, 2018.

Skyline Corporation

By:	/s/ Jon Pilarski
Jon Pilarksi
Vice President-Finance

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EXHIBIT A

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

SKYLINE CHAMPION CORPORATION

ARTICLE I

NAME

The name of the Corporation is Skyline Champion Corporation.

ARTICLE II

PURPOSES

(a) To manufacture, build, construct, make and repair house trailers and cargo trailers, and parts for same; to buy, sell, trade and exchange, and to otherwise deal in new and used house trailers and cargo trailers, at wholesale and at retail; and to do any and all things legal, necessary or proper to be done for the successful conduct of the business herein contemplated and incident to said business.

(b) To make, construct, and build materials for the construction, alteration, or repair of any and all classes of dwelling houses, garages, outbuildings, farm buildings, commercial and industrial buildings, and improvements of any kind and nature whatsoever; to make, construct and build any and all classes of cabinets, and ready-cut and pre-fabricated housing and building materials and products.

(c) To conduct and carry on the business of builders and contractors for the purpose of building, erecting, constructing, altering, repairing or doing any other work in connection with any and all classes of dwelling houses, garages, outbuildings, farm buildings, commercial and industrial buildings, and improvements of any kind and nature whatsoever, including the locating, laying out and constructing of road, avenues, docks, slips, sewers, bridges, wells, walls and all classes of buildings, erections and works, both public and private, or integral parts thereof.

(d) To buy, sell, trade and deal in, at wholesale and retail, any and all kinds of new and second-hand building materials, and products.

(e) To acquire, purchase, own, lease and operate, and to sell, lease or otherwise dispose of any and all machinery, appliance and equipment necessary, convenient or incident to the conduct of the construction business.

(f) To acquire, purchase, own, sell and lease real estate.

(g) To pay for any property, real or personal, this corporation may acquire or purchase, with shares of the capital stock, bonds or other obligations or securities of this corporation, or to issue its shares of stock in exchange therefor.

(h) The foregoing clauses shall be construed as powers, as well as purposes, and the matters expressed in each clause shall, except if otherwise provided, be in no wise limited by reference to, or inference from, the terms of any other clause, but shall be regarded as independent powers and purposes; and the enumeration of specific powers and purposes shall not be construed to limit or restrict in any manner the meaning of the general terms or the general powers of the corporation; nor shall the expressing of one thing be deemed to exclude another not expressed; although it be of like nature.

(i) The corporation shall be authorized to exercise and enjoy all other powers, rights and privileges, granted by an Act of the General Assembly of the State of Indiana, entitled “The Indiana General Corporation Act”, approved March 16, 1929, to corporations organized thereunder, and all the powers conferred by all acts heretofore or hereafter amendatory of, or supplemental to, the said Act or the said laws; and the enumeration of certain powers as herein specified, is not intended as exclusive of, or as a waiver of, any of the powers, rights or privileges granted or conferred by said Act or the said laws now or hereafter in force; provided, however, that the corporation shall not, in any state, carry on any business or exercise any powers, which a corporation organized under the laws thereof could not carry on and exercise.

(j) To engage in all types and kinds of manufacturing, and any other lawful act or activity for which corporations may be organized under The Indiana General Corporation Law.

ARTICLE III

TERM OF EXISTENCE

The period during which the Corporation shall continue is perpetual.

ARTICLE IV

[Reserved]

ARTICLE V

AMOUNT OF CAPITAL STOCK

The total number of shares which the Corporation shall have the authority to issue is 115,000,000, consisting of 115,000,000 shares of common stock, having a par value of 2.77¢ per share (“Common Stock”).

ARTICLE VI

TERMS OF CAPITAL STOCK

(a) All shares of Common Stock shall have equal and identical rights, privileges, powers, obligations, restrictions and voting rights.

(b) No shareholder of the Corporation shall have a pre-emptive right to purchase, subscribe for or take any part of any stock or any part of any notes, debentures, bonds or other securities, whether or not convertible into, or carrying options or warrants to purchase stock of the Corporation hereafter issued, optioned or sold by it.

(c) Subscribers and shareholders shall be liable for the debts of the Corporation only to the extent of any unpaid portion of their subscriptions for shares of the Corporation or any unpaid portion of the consideration for the issuance to them of shares of the Corporation, and except for such liability the private property of the stockholders, directors and officers of this Corporation shall at all times be exempt from all corporate debts and liabilities whatsoever.

ARTICLE VII

VOTING RIGHTS OF CAPITAL STOCK

All holders of record of the Common Stock of the Corporation shall be entitled to one (1) vote for each share of such stock so held, upon any question presented at a regular or special meeting of shareholders.

The shareholders shall at no time have the right to accumulate their votes and distribute them among the candidates for election to the Board of Directors.

The Articles of Incorporation may be amended by the affirmative vote of the holders of a majority of the Corporation’s Common Stock at the time outstanding, and entitled to vote in respect thereof.

ARTICLE VIII

PAID-IN CAPITAL

The amount of paid-in capital, with which the Corporation is beginning business, is $100,000.00.

ARTICLE IX

DATA RESPECTING DIRECTORS

Section 1. Number.

The Corporation shall have such number of Directors as shall be specified in the By-Laws.

Section 2. Qualifications.

Directors need not be shareholders of the Corporation. A majority of the Directors at any time shall be citizens of the United States.

ARTICLE X

[Reserved]

ARTICLE XI

DATA RESPECTING INCORPORATORS

Section 1. Names and Post Office Addresses

The names and post-office addresses of the incorporators of the Corporation are as follows:

Name	Number and Street or Building	City	State
J. Arther Decio, Jr.,	2520 By-Pass Road,	Elkhart,	Indiana
Frank A. Vite,	3503 Gordon Road,	Elkhart,	Indiana
Michael DiVietro,	908 West Grove St.,	Mishawaka,	Indiana

Section 2. Age and Citizenship.

All of such incorporators are of lawful age; and all of such incorporators are citizens of the United States.

Section 3. Compliance with Provisions of Sections 15 and 16 of the Act.

The undersigned incorporators hereby certify that the person or persons intending to form the Corporation first caused lists for subscriptions to the shares of the capital stock of the Corporation to be opened at such time and place as he or they determined; when such subscriptions had been obtained in an amount not less than $1,000, such person or persons, or a majority of them, called a meeting of such subscribers for the purpose of designating the incorporators and of electing the first Board of Directors; the incorporators so designated are those named in Section 1 of this Article; and the Directors so elected are those named in Section 1 of Article X.

ARTICLE XII

PROVISIONS FOR REGULATION OF BUSINESS AND CONDUCT OF AFFAIRS OF CORPORATION

(a) The Board of Directors shall have the power, without the consent or vote of the shareholders, to make, alter, amend, change, add to, or repeal the By-Laws of the Corporation.

(b) The Corporation shall have the power to carry on and conduct its business or any part thereof, and to have one or more offices, in the State of Indiana, and in all other states, territories, colonies and dependencies of the United States, in the District of Columbia and in all or any foreign countries throughout the world; and to acquire, own, hold or use and to lease, mortgage, pledge, sell, convey, or otherwise dispose of property, real and/or personal, tangible and/or intangible, either within or outside of the State of Indiana.

(c) Regular or special meetings of the Board of Directors or Shareholders of the Corporation may be held within or without the State of Indiana.

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